Exhibit 31.2

                            CERTIFICATION PURSUANT TO
                SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, Colin L. Masters, certify that:

1. I have reviewed this annual report on Form 20-F/A of Prana Biotechnology Limited;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.       [Intentionally omitted]

4.       [Intentionally omitted]

5.       [Intentionally omitted]

Date:  8 April, 2004

/s/Colin L. Masters*
-------------------
Colin L. Masters
Chief Financial Officer

* The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.